UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2011

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Annual Incentive Awards

On February 15, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MDU Resources Group, Inc. (the “Company”) established 2011 annual incentive award opportunities for the executive officers including those officers who were the named executive officers in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders (the “NEOs”), except for Vernon A. Raile who retired on February 16, 2010.  The Board approved the award opportunities at its meeting on February 17, 2011.  The 2011 annual incentive award opportunities for the NEOs are set forth in the 2011 Annual Award Opportunity Chart, which is filed as Exhibit 10.1 and incorporated herein by reference.

The 2011 awards for Messrs. Hildestad, Harp, Schneider and Bietz were made pursuant to the Long-Term Performance-Based Incentive Plan (the “LTIP”).  Mr. Schwartz’s award was made pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.

Except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award payment under the LTIP, participants must remain employed by the Company through December 31, 2011.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.  Unless otherwise determined and established in writing by the Committee within 90 days of the beginning of the performance period, no adjustment shall be made to the performance goals if the adjustment would increase the annual incentive award payment.

With respect to annual incentive awards granted pursuant to an Executive Incentive Compensation Plan, participants who retire at age 65 during the year remain eligible to receive an award.  Subject to the Committee’s discretion, participants who terminate employment for other reasons are not eligible for an award.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.  Once performance goals are approved by the Committee for Executive Incentive Compensation Plan awards, the Committee generally does not modify the goals.  However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance goals, the Committee, in consultation with the chief executive officer, may modify the performance goals.  Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

Payments are based upon achievement of annual performance goals with a threshold, target and maximum level.  The target incentive award was established based upon the officer’s position and base salary.  Payment will range from zero to 200% of the target based upon achievement of performance goals.  The performance goals for 2011 are (i) budgeted earnings per share (“EPS”) achieved (weighted 50%) and (ii) budgeted return on invested capital (“ROIC”) achieved (weighted 50%).  The goals are measured at the business unit level, as allocated, for Mr. Harp (MDU Construction Services Group, Inc.), Mr. Schneider (Knife River Corporation) and Mr.

Bietz (WBI Holdings, Inc.).  In addition to these performance goals, Mr. Bietz also has five individual performance goals relating to WBI Holdings, Inc.’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.

Achievement of budgeted EPS and ROIC would result in payment of 100% of the target amount.  Achievement of less than 85% of budgeted EPS and ROIC would result in no payment, while achievement of 115% of budgeted EPS and an ROIC equal to or greater than the business unit’s weighted average cost of capital (“WACC”) would result in payment of 200% of the target amount for Messrs. Harp, Schneider and Bietz.

Annual incentive award payments for executives at the MDU Resources Group level, including Messrs. Hildestad and Schwartz, will be determined based on the annual incentive award payments made to the president and chief executive officers of the four business units – Knife River Corporation, MDU Construction Services Group, Inc., WBI Holdings, Inc. and Combined Utility Group, which is comprised of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation and Intermountain Gas Company – and will be calculated as follows.  Each business unit president and chief executive officer’s annual incentive award payment, expressed as a percentage of his annual target award, will be multiplied by that business unit’s percentage share of average invested capital for 2011.  These four products will be added together, and the sum will be multiplied by the MDU Resources Group, Inc. executive’s 2011 target incentive.

The Committee may use negative discretion and adjust any annual incentive award payment downward, using any subjective or objective measures as it shall determine, including but not limited to the 20% limitation described in the following sentence.  The 20% limitation means that no more than 20% of after-tax earnings that are in excess of planned earnings at the business unit level for operating company executives, which include Messrs. Harp, Schneider and Bietz, and at the MDU Resources Group level for corporate executives, which include Messrs. Hildestad and Schwartz, will be paid in annual incentives to executives.  The application of this limitation or any other reduction, and the methodology used in determining any such reduction, is in the sole discretion of the Committee.

Annual Incentive Award Agreement under the LTIP

On February 22, 2011, the Committee approved a revised form of Annual Incentive Award Agreement under the LTIP to be used for the annual incentive awards described above and future awards.  The revisions clarify that the Committee may not exercise positive discretion, unless determined otherwise and established in writing by the Committee within 90 days of the beginning of the performance period.  The revised form of Annual Incentive Award Agreement is filed as Exhibit 10.2 hereto.

2011 Long-Term Incentive Awards

On February 15, 2011, the Committee recommended long-term incentive awards in the form of performance shares pursuant to the LTIP for the executive officers including the NEOs, except for Mr. Raile who retired on February 16, 2010.  The Board approved the awards at its meeting on February 17, 2011.  The 2011 long-term incentive award opportunities for the NEOs are set forth in the 2011 Performance Share Award Opportunity Chart, which is filed as Exhibit 10.3 and incorporated herein by reference.

From 0% to 200% of the target award will be paid out, depending on the Company’s 2011-2013 total stockholder return (“TSR”) compared to the TSRs of companies in the Company’s performance graph peer group (the “Peer Group”) over the 2011-2013 performance period. The payout percentage is determined as follows:

The Company’s Percentile Rank	Payout Percentage of Performance Share Grant
90th or higher	200%
70th	150%
50th	100%
40th	10%
Less than 40th	0%

If the Company achieves a percentile rank between the 40th and 50th percentiles, the payout percentage will be equal to 10%, plus 9% for each percentile rank whole percentage above the 40th percentile.  If the Company achieves a percentile rank between the 50th and 90th percentiles, the payout percentage will be equal to 100%, plus 2-1/2% for each percentile rank whole percentage above the 50th percentile.

The Company also will pay dividend equivalents in cash on the number of shares actually earned for the performance period.  The dividend equivalents will be paid at the same time as the performance share awards are paid.

If the common stock of a company in the Peer Group ceases to be traded during the 2011-2013 performance period, the company will be deleted from the Peer Group.  Percentile rank will be calculated without regard to the return of the deleted company.  If the Company or a company in the Peer Group spins off a segment of its business, the shares of the spun-off entity will be treated as a cash dividend that is reinvested in the Company or the company in the Peer Group.

If the Company’s TSR for the 2011-2013 performance period is negative, the number of shares and dividend equivalents otherwise earned, if any, for the performance period will be reduced in accordance with the following table:

TSR	Reduction In Award
0% through -5%	50%
-5.01% through -10%	60%
-10.01% through -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%

Executives must retain 50% of the net after-tax shares that are earned pursuant to this long-term incentive award until the earlier of (i) the end of the two-year period commencing on the date any shares earned under the award are issued and (ii) the executive’s termination of employment.

Performance Share Award Agreement under the LTIP

On February 15, 2011, the Committee approved a revised form of Performance Share Award Agreement under the LTIP to be used for the performance share awards described above and future awards.  The revisions (i) reflect the modified Peer Group that the Committee approved on February 15, 2011, (ii) clarify that if the Company or a company in the Peer Group spins off a segment of its business, the shares of the spun-off entity would be treated as a cash dividend that is reinvested in shares of the Company or the company in the Peer Group, (iii) establish the schedule of mandatory reductions in shares otherwise earned if the Company’s TSR is negative as described above and (iv) impose a mandatory holding requirement on 50 percent of the net after-tax shares earned as described above.  The Committee modified the Peer Group to replace four companies with five new companies for a better fit with the Company’s size and lines of business.  The revised form of Performance Share Award Agreement is filed as Exhibit 10.4 hereto.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2011 Annual Award Opportunity Chart
10.2	Form of Annual Incentive Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended February 22, 2011
10.3	MDU Resources Group, Inc. 2011 Performance Share Award Opportunity Chart
10.4	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended February 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 22, 2011

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2011 Annual Award Opportunity Chart
10.2	Form of Annual Incentive Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended February 22, 2011
10.3	MDU Resources Group, Inc. 2011 Performance Share Award Opportunity Chart
10.4	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended February 15, 2011